Exhibit 10.12
KAISER ALUMINUM CORPORATION
Amended and Restated
2006 Equity and Performance Incentive Plan
     1. Purpose. The purpose of the 2006 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees of Kaiser Aluminum Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.
     2. Definitions. As used in this Plan,
          (a) “Appreciation Right” means a right granted pursuant to Section 6 or Section 10 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.
          (b) “Award” means any award granted pursuant to the Plan.
          (c) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.
          (d) “Board” means the Board of Directors of the Company.
          (e) “Change in Control” has the meaning provided in an Evidence of Award.
          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (g) “Committee” means the committee of Non-Employee Directors appointed by the Board to administer the Plan and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 18 of this Plan, such subcommittee.
          (h) “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.
          (i) “Company” means Kaiser Aluminum Corporation, a Delaware corporation.
          (j) “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
          (k) “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other Awards contemplated by Section 11 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units or other Awards contemplated by Section 11 of this Plan, will become effective

(which date will not be earlier than the date on which the Committee takes action with respect thereto).
          (l) “Detrimental Activity” means any conduct or act determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary, including, without limitation, any one or more of the following types of activity:
(i)	Conduct resulting in an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws.

(ii)	Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(iii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iv)	The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries.

(v)	The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(vi)	Activity that results in Termination for Cause.

(m)	“Director” means a member of the Board of Directors of the Company.

(n)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.
          (o) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
          (p) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 or Section 10 of this Plan that is not granted in tandem with an Option Right.
          (q) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
          (r) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed or on which the Participant’s efforts have the most influence. The Committee may provide, in connection with the establishment of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standard Board Accounting Standards Codification 225-20-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to Covered Employees that are intended to qualify as performance-based compensation under Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be based on specified levels of, growth in or performance relative to peer company performance in, one or more of the following criteria, either alone or in any combination:
(i)	Earnings per share;

(ii)	Net income (before or after taxes);

(iii)	Cash flow;

(iv)	Return measures (including, but not limited to, return on assets, revenue, equity or sales);

(v)	Cash flow return on investments;

(vi)	Earnings before or after taxes, interest, depreciation and amortization;

(vii)	Growth in sales or revenues;

(viii)	Share price (including, but not limited to, growth measures and total shareholder return);

(ix)	Operating measures (including, but not limited to, operating margin and operating costs); and

(x)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index.
            If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.
          (s) “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.
          (t) “Non-Employee Director” means a Person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.
          (u) “Non-Qualified Stock Option” means an Option Right that is not an Incentive Stock Option.
          (v) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
          (w) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

          (x) “Option Price” means the purchase price payable on exercise of an Option Right.
          (y) “Option Right” means the right to purchase Common Shares upon exercise of an Option granted pursuant to Section 5 or Section 10 of this Plan.
          (z) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other Awards under this Plan. The term “Participant” shall also include any director emeritus and any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee and who is selected by the Committee to receive benefits under the Plan.
          (aa) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 9 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.
          (bb) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.
          (cc) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 9 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
          (dd) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
          (ee) “Plan” means this Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan.
          (ff) “Restricted Stock” means Common Shares granted or sold pursuant to Section 7 or Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
          (gg) “Restriction Period” means the period of time during which Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Management Objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8 or Section 10 of this Plan.
          (hh) “Restricted Stock Unit” means an Award made pursuant to Section 8 or Section 10 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

          (ii) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
          (jj) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
          (kk) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 or Section 10 of this Plan that is granted in tandem with an Option Right.
     3. Effective Date.
          The Plan is originally effective as of July 6, 2006 (the “Effective Date”) which is the effective date for the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, as modified. The Plan was amended and restated effective as of February 6, 2008, the Plan was again amended and restated effective as of June 2, 2009, and is again amended and restated in its entirety effective as of March 1, 2010.
     4. Shares Available Under the Plan.
          (a) Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as Awards to Non-Employee Directors, or (vi) as Awards contemplated by Section 11 of this Plan will not exceed in the aggregate 2,222,222 shares. Any shares relating to Awards that expire or are forfeited or are cancelled shall again be available for issuance under the Plan. Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (a) shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (b) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (c) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (d) all shares covered by an Appreciation Right, to the extent that it is exercised and whether or not shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
          (b) If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will count against the number of shares available in Section 4(a) above.
          (c) Notwithstanding anything in this Section 4 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 13 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,222,222 Common Shares; (ii) no Participant will be granted Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other Awards under Section 11 of this Plan, in the aggregate, for more than 500,000 Common Shares during any calendar year; (iii) the number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other Awards under Section 11 of this Plan (after taking into account any forfeitures and cancellations) will not in the aggregate exceed 2,222,222 Common Shares.
          (d) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an Award of Performance Shares, Performance Units or other Awards under Section 11 of this Plan having an aggregate maximum value, determined as of their respective Dates of Grant, in excess of $5 million.
     5. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 4 of this Plan.
          (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company or one of its Subsidiaries (a “10% Shareholder”) the Option Price per share shall not be less than 110% of the Market Value per Share on the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, no grant of an Option will specify an Option Price per share that is less than the par value of the Common Shares for which such Option is exercisable.
          (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 5(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee; provided, however, that the payment method described in clause (ii) will not be available at any time that the Company is prohibited from purchasing or otherwise acquiring Common Shares.
          (d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or in the form of Restricted Stock Units; provided, however, that this payment method will not be available at any time that the Company is prohibited from purchasing or otherwise acquiring Common Shares. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.
          (e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
          (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
          (g) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (h) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
          (i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
          (j) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.
          (k) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 6 of this Plan.

          (l) No Option Right will be exercisable more than 10 years from the Date of Grant; provided that, in the case of Incentive Stock Options granted to 10% Shareholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.
          (m) The Committee reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; and (ii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee for a period of at least 6 months and have a value at the time of exercise that is equal to the Option Price.
          (n) The Committee may substitute, without receiving Participant permission, Appreciation Rights paid only in Common Shares (or Appreciation Rights paid in Common Shares or cash at the Committee’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are the same as the terms for the Options and the difference between the Market Value per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value per Share of the underlying Common Shares and the Option Price of the Options.
          (o) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
     6. Appreciation Rights.
          (a) The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
          (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)	Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.

(v)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vii)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.
          (c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only (i) at a time when the related Option Right is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right for cancellation.
          (d) Regarding Free-Standing Appreciation Rights only:
(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
     7. Restricted Stock. The Committee may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, each grant or sale of Restricted Stock to a Participant will be made for such consideration as is required by applicable law in order to ensure that such Restricted Stock is validly issued, fully paid and nonassessable upon such grant or sale.
          (c) Except as provided in Section 10, each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
          (e) Subject to Section 7(c) of this Plan, any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
          (f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award.
          (g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.

     8. Restricted Stock Units. The Committee may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, each grant or sale of Restricted Stock Units to a Participant will be made for such consideration as is required by applicable law in order to ensure that any Common Shares delivered by the Company pursuant thereto are validly issued, fully paid and nonassessable when so delivered.
          (c) Except as provided in Section 10, each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.
          (e) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
     9. Performance Shares and Performance Units. The Committee may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors, provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.
          (b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (c) Each grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must certify that the Management Objectives have been satisfied.
          (d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
          (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.
          (f) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.
          (g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
     10. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other Awards contemplated by Section 11 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.
          (a) Each grant of Option Rights awarded pursuant to this Section 10 will be upon terms and conditions consistent with Section 5 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify an

Option Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:
(i)	Each grant will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 4 of this Plan.

(ii)	If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(iii)	Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the Optionee for at least 6 months, or in a combination of cash and such Common Shares.
            (b) Non-Employee Directors, pursuant to this Section 10, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.
           (c) Each grant or sale of Appreciation Rights pursuant to this Section 10 will be upon terms and conditions consistent with Section 6 of this Plan.
           (d) Each grant or sale of Restricted Stock pursuant to this Section 10 will be upon terms and conditions consistent with Section 7 (other than in Section 7(c) thereof) of this Plan.
           (e) Each grant or sale of Restricted Stock Units pursuant to this Section 10 will be upon terms and conditions consistent with Section 8 (other than Section 8(c) thereof) of this Plan.
           (f) Non-Employee Directors may be granted, sold, or awarded other Awards as contemplated by Section 11 of this Plan; provided that such other Awards are granted by the Board.
     11. Other Awards.
          (a) The Committee may, subject to limitations under applicable law, grant to any Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares, or Management Objectives or other factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, achievement of Management Objectives or other factors designated by the Committee, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company or the achievement of Management Objectives. The Committee shall determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee shall determine.
          (b) Cash awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 11.
          (c) The Committee may grant Common Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
     12. Transferability.
          (a) Except as provided in Section 12(b) and 12(c) below, no Option Right, Appreciation Right or other derivative security or Award granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
          (b) Notwithstanding Section 12(a) above, to the extent authorized in an Evidence of Award, an Option Right (excluding Incentive Stock Options), Appreciation Right or other derivative security or Award granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.
          (c) Notwithstanding Section 12(a) above, to the extent authorized in an Evidence of Award, an Option Right (excluding Incentive Stock Options), Appreciation Right or other derivative security or Award granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.
          (d) The Committee, or the Board in the case of Awards under or governed by Section 10 of this Plan, may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer.
     13. Adjustments.
          (a) The Committee will make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other Awards granted pursuant to Section 11 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, extraordinary cash dividend, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, an “Event”). Moreover, in the case of such an Event, the Committee, in its discretion and without the consent of any Participant, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash) or take such other action as it, in good faith, may determine to be equitable in the circumstances, including, but not limited to, causing such Awards to become exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to any such Event, and may require in connection with any such substitution the surrender of all replaced Awards. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Committee, in its sole discretion, exercised in good faith, determines is appropriate to reflect any Event described in this Section 13; provided, however, that any such adjustment will be made in accordance with Section 409A of the Code and, with respect to Incentive Stock Options, any such adjustment shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.
          (b) The existence of the Plan, the Evidence of Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     14. Change in Control. The Committee may prescribe in an Evidence of Award that (a) a “Change in Control” will result in acceleration of the time at which (b) an Option Right, Appreciation Right or other Award may be exercised, (c) the substantial risk of forfeiture or prohibition or restriction on transfer will lapse, (d) the Restriction Period will end, (e) Performance Shares or Performance Units will be deemed to have been fully earned, or (f) a transfer restriction will terminate.
     15. Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
     16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.
     17. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
     18. Administration of the Plan.
          (a) This Plan will be administered by the Committee, which may from time to time delegate all or any part of its authority under this Plan to a subcommittee of the Committee, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee. A majority of the Committee (or subcommittee) will constitute a quorum, and the action of the members of the

Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee (or subcommittee).
          (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other Awards pursuant to Section 11 of this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.
          (c) The Committee or, to the extent of any delegation as provided in Section 18(a), a subcommittee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. To the extent permitted by applicable law, the Committee or the subcommittee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee or the subcommittee: (i) designate employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee or the subcommittee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee or the subcommittee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.
     19. Amendments, Etc.
          (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal securities exchange, association or quotation system upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained.
          (b) The Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, no Option Right will be cancelled and replaced with Awards having a lower Option Price without further approval of the shareholders of the Company. This Section 19(b) is intended to prohibit the repricing of

“underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 13 of this Plan.
          (c) The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
          (d) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 11 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.
          (e) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
          (f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights, and there will be no further effect on any provision of this Plan.
          (g) Subject to Section 19(b) hereof, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, but subject to Section 13 above no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.
     20. Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Participant shall:

          (a) Forfeit any Award granted under this Plan then held by the Participant;
          (b) Return to the Company, in exchange for payment by the Company of any cash amount actually paid therefor by the Participant (unless such payment is prohibited by law), all Common Shares that the Participant has not disposed of that were acquired pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and
          (c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:
(i)	any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)	the Market Value per Share of the Common Shares on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason. For purposes of this Section 20, Common Shares that are Restricted Stock will be deemed to be acquired pursuant to this Plan at such time as the prohibition on transfer thereof expires and Common Shares that are issued or delivered in respect of any other Award will be deemed to be acquired pursuant to this Plan at such time as they are actually issued or delivered to the Participant.
     21. Compliance with Section 409A of the Code.
          (a) To the extent applicable, this Plan is intended to comply with Section 409A of the Code and shall be administered, construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.
          (b) Notwithstanding any provision of this Plan to the contrary, to the extent an award is subject to Section 409A of the Code and such award shall be deemed to be vested or restrictions lapse, expire or terminate, and payment made, upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the first business day of the seventh month after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.
     22. Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
     23. Termination. No Award will be made under this Plan more than 10 years after the Effective Date (as defined in Section 3 of this Plan), but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
     24. Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 24, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
     25. Section 162(m). To the extent the Committee issues any Award which is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan (subject to Section 19(a)) or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.
     26. General Provisions.
          (a) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan. Notwithstanding any other provision of this Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the provisions of Section 7, 8, 9, 10 or 11 of this Plan will be made for such consideration having a value that is not less than the par value of such Common Shares as is required by law in order to ensure that such Common Shares are validly issued, fully paid and nonassessable on such issuance.
          (b) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

          (c) No Participant shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
          (d) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.